                                                                  Exhibit 10(pp)

                     FIFTH AMENDMENT AND WAIVER AGREEMENT

         THIS FIFTH AMENDMENT AND WAIVER AGREEMENT (this "Amendment"), dated as
                                                          ---------
of February 22, 2002, is by and among Access Worldwide Communications, Inc. (the "Borrower"), certain subsidiaries of the Borrower identified on the signature
 --------
pages hereto (the "Guarantors;" together with the Borrower, the "Credit
                   ----------                                    ------
Parties"), the lenders identified on the signature pages hereto (the "Lenders")
-------                                                               -------
and Bank of America, N.A., successor to NationsBank, N.A., as agent for the Lenders (in such capacity, the "Agent").
                                -----

                              W I T N E S S E T H

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have entered into that certain Credit Agreement dated as of March 12, 1999, as amended by that certain Amendment Agreement and Waiver dated as of April 14, 2000, that certain Second Amendment Agreement and Waiver dated as of June 9, 2000, that certain Third Amendment dated as of March 28, 2001 and that certain Fourth Amendment and Waiver Agreement dated as of April 3, 2001 (the "Credit
                                                                      ------
Agreement");
---------

         WHEREAS, as of February 22, 2002, the outstanding principal balance of the Revolving Loans was $12,042,603.30, the outstanding principal balance of the Swingline Loans was $4,378,296.70, the outstanding principal balance of LOC Obligations was $1,079,100.00 and the outstanding principal balance of the Term Loan was $16,910,991.61.

         WHEREAS, (a) the Borrower has failed to make a mandatory prepayment of principal sufficient to reduce the aggregate principal amount of Revolving Obligations so that such amount does not exceed the Aggregate Revolving Committed Amount, (b) the Borrower has failed to pay the $350,000 scheduled installments of principal due on the Term Loan that were due on January 1, 2002 and February 1, 2002, respectively, (c) the Borrower has merged a Subsidiary, AM Medica Communications, Ltd., into another Subsidiary, Phoenix Marketing Group (Holdings), Inc., in violation of Section 8.3 of the Credit Agreement, and (d) the Credit Parties have failed to maintain, as of fiscal quarter ended December 31, 2001: (i) the Consolidated Leverage Ratio required by Section 7.9(a) of the Credit Agreement, (ii) the Consolidated Fixed Charge Coverage Ratio required by
Section 7.9(b) of the Credit Agreement, (iii) the minimum Consolidated Net Worth required by Section 7.9(c) of the Credit Agreement, (iv) the Consolidated Senior Leverage Ratio required by Section 7.9(d) of the Credit Agreement, and (v) the Minimum Consolidated EBITDA required by Section 7.9(f) of the Credit Agreement, (collectively, the "Acknowledged Events of Default");
                    ------------------------------

         WHEREAS, the Borrower has advised the Agent and the Lenders that Borrower and Phoenix Marketing Group Holdings, Inc. ("PMG"), a Subsidiary
                                                      ---
Guarantor, have agreed to sell certain assets to Express Scripts, Inc. ("Express
                                                                         -------
Scripts") pursuant to the terms and conditions of that certain Asset Purchase
-------
Agreement dated as of December 19, 2001 among the Borrower, PMG, and Express Scripts for a gross purchase price of $33,000,000;

         WHEREAS, Section 7.5 of the Credit Agreement requires each Credit Party, including PMG, to continue to conduct its business so long as any Obligations to the Lenders remain outstanding;

         WHEREAS, Section 8.3(b) of the Credit Agreement prohibits any Credit Party, including Borrower and PMG, from selling any assets, property or operations (other than sales of inventory in the ordinary course of its business) to any party that is not a Credit Party;

         WHEREAS, absent an express waiver by the Lenders, consummation of the PMG Sale Agreement and the transaction contemplated thereby would violate
Section 7.5 and Section 8.3(b) of the Credit Agreement, thereby giving rise to Defaults and Events of Default under Section 9.1(c) of the Credit Agreement; and

         WHEREAS, the Credit Parties have asked the Lenders to: (a) waive the Acknowledged Events of Default (b) waive any noncompliance with Section 7.5 and
Section 8.3 that shall arise from consummation of the PMG Sale Agreement, (c) release the Agent's liens and security interests in those assets, and only those assets, to be transferred to Express Scripts pursuant to the PMG Purchase Agreement (defined below), and (d) amend certain provisions of the Credit Agreement, each of which the Lenders have agreed to do, but only upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                                    PART I
                                  DEFINITIONS

         SUBPART 1.1.    Definitions. Unless otherwise defined herein, or the
                         -----------
context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                    PART II
                           AMENDMENTS AND AGREEMENTS

         SUBPART 2.1.    Amendments to Section 1.1. The following new
                         -------------------------
definitions (or replacement definitions, where appropriate) are hereby added to
Section 1.1 of the Credit Agreement in the alphabetically appropriate places:

                  "Aggregate Revolving Committed Amount" means the aggregate
                   ------------------------------------
         amount of Revolving Commitments in effect from time to time, not to exceed SEVENTEEN MILLION, FIVE HUNDRED THOUSAND DOLLARS ($17,500,000.00); provided, however, that (a) from the earlier to occur
                           --------  -------
         of (i) consummation of the PMG Transaction or (ii) March 15, 2002, through May 31, 2002 the aggregate amount of Revolving Commitments in effect from time to time shall not exceed SEVEN MILLION DOLLARS ($7,000,000) and (b) for the following periods the aggregate amount of Revolving Commitments in effect from time to time shall not exceed the following amounts:

                  Amount                    Applicable Period
                  ------                    -----------------

                  $8,000,000         June 1, 2002 through March 31, 2003
                  $7,200,000         April 1, 2003 through June 30, 2003

                  "Consolidated Net Income" means for any period for the
                   -----------------------
         Consolidated Group, net income on a consolidated basis determined in accordance with GAAP applied on a consistent basis, but excluding, for purposes of determining Consolidated EBITDA, (a) any extraordinary gains or losses and related tax effects thereon and (b) severance accruals relating to corporate overhead downsizing. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Net Sale Proceeds" means the aggregate proceeds paid in cash
                   -----------------
         or Cash Equivalents received by any Credit Party in respect of any sale, lease, transfer or other disposition of assets, property and/or operations (including any sale-leaseback transaction, but excluding the sale of inventory in the ordinary course of business), net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions, but excluding any amendment or other fees paid to the Agent or the Lenders) paid or payable as a result thereof, (b) taxes paid or payable as a result thereof, (c) repayment of Indebtedness that is required to be repaid in connection with such sale, lease, transfer or other disposition of assets, property and/or operations, and (d) appropriate amounts to be provided by such Credit Party, as a reserve, in accordance with GAAP, against liabilities associated with such sale, lease, transfer or other disposition of assets, property and/or operations and retained by such Credit Party after such sale, lease, transfer or other disposition of assets, property and/or operations, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such sale, lease, transfer or other disposition of assets, property and/or operations; provided
                                                                     --------
         that "Net Sale Proceeds" shall include an amount equal to any reserves previously taken against liabilities associated with such sale, lease, transfer or other disposition of assets, property and/or operations immediately upon those reserves being determined to be in excess of such liabilities. The "Net Sale Proceeds" shall also include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Credit Party.

                  "PMG Sale Agreement" means that certain Asset Purchase
                   ------------------
         Agreement, dated as of December 19, 2001 among the Borrower, Phoenix Marketing Group Holdings, Inc. and Express Scripts, Inc., as may be amended from time to time with the express written consent of the Lenders.

                  "PMG Transaction" means the sale by Borrower and Phoenix
                   ---------------
         Marketing Group Holdings, Inc., a Subsidiary Guarantor, of certain assets to Express Scripts, Inc. pursuant to the terms and conditions of the PMG Sale Agreement.

                  "Termination Date" means July 1, 2003.
                   ----------------

         SUBPART 2.2.        Amendment to Section 2.4(d). Section 2.4(d) of the
                             ---------------------------
Credit Agreement is amended and restated in its entirety to read as follows:

               (d)  Repayment. The aggregate principal amount of the Term Loan
                    ---------
     shall be repaid as follows:

                    (i)      Monthly Installments.
                             --------------------

                             Date                               Amount
                             ----                               ------
                             March 1, 2002                      $  350,000
                             April 5, 2002                      $  350,000
                             May 1, 2002                        $  350,000
                             June 1, 2002                       $  350,000
                             July 1, 2002                       $  350,000
                             August 1, 2002                     $  350,000
                             September 1, 2002                  $  350,000
                             October 1, 2002                    $  350,000
                             November 1, 2002                   $  350,000
                             December 1, 2002                   $  350,000

                             Total                              $4,200,000

                    (ii)     Final Payment.
                             -------------

                             The remaining outstanding balance of the Term Loan
                    shall be due and payable on January 2, 2003.

         SUBPART 2.3.        Amendment to Section 3.3(b)(iv). Section 3.3(b)(iv)
                             -------------------------------
of the Credit Agreement is amended so that the references to "March 31, 2002" are changed to "April 5, 2002."

         SUBPART 2.5.        Amendment to Section 7.9. Sections (a), (b), (c),
                             ------------------------
(d), (e) and (f) appearing in Section 7.9 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:

               (a)  [Reserved.]

               (b)  [Reserved.]

               (c)  [Reserved.]

               (d)  [Reserved.]

               (e)  Capital Expenditures. The aggregate amount of Capital
                    --------------------
     Expenditures for the Consolidated Group shall not exceed:

               Quarter Ending    Cumulative Capital Expenditures for Fiscal Year
               --------------    -----------------------------------------------
               March 31, 2002                         $    600,000
               June 30, 2002                          $    950,000
               September 30, 2002                     $  1,200,000
               December 31, 2002                      $  1,800,000
               March 31, 2003                         $    250,000

          (f)  Minimum Consolidated EBITDA. Consolidated EBITDA shall be not
               ---------------------------
     less than the respective amounts set forth below:

               Quarter Ending        Cumulative EBITDA for Fiscal Year
               --------------        ---------------------------------
               March 31, 2002                      ($875,000)
               June 30, 2002                       ($550,000)
               September 30, 2002                  ($670,000)
               December 31, 2002                    $100,000
               March 31, 2003                       $250,000

     SUBPART 2.6.   Addition to Section 9.1. The following provisions shall be
                    -----------------------
inserted as Subsections (k) and (l) respectively to Section 9.1:

          (k)  PMG Sale Agreement. There shall be a termination, breach or
               ------------------
     material amendment of the PMG Sale Agreement.

          (l)  Job #1803 Representations. The representations made by Jack
               -------------------------
     Hamerski, chief financial officer of the Borrower, in his February 22, 2002 letter to Lee Vardaman, a senior vice president of the Agent, shall prove untrue in any material respect.

     SUBPART 2.7.   Amendment to Section 11.1. Section 11.1 of the Credit
                    -------------------------
Agreement is amended to change the notice address for the Agent to the following:

               if to the Agent:

                    Bank of America, N.A.
                    701 South Taylor Street
                    TX0-300-02-06
                    Amarillo, TX 79106
                    Attn: Lee Vardaman
                    Telephone: (806) 378-1727
                    Telecopy: (806) 378-1791

     SUBPART 2.8    Consent to PMG Transaction. The Lenders hereby consent to
                    --------------------------
the consummation of the PMG Transaction, notwithstanding Section 7.5 and Section
8.3 of the Credit Agreement, provided that: (a) the PMG Transaction is
                             --------
consummated in accordance with the terms of the PMG Purchase Agreement (without giving effect to any amendment, consent, waiver or other modification to the PMG Purchase Agreement unless the Lenders have consented in writing to such amendment, consent, waiver or other modification), (b) no Default or Event of Default exists immediately prior to the PMG Transaction or would exist immediately after giving effect to the PMG Transaction, (c) the Net Sale Proceeds of the PMG Transaction are not less than $27,000,000, and (d) the Net Sale Proceeds are immediately delivered to the Agent for application first to repay the Term Loan, then to repay Revolving Obligations, then to a cash collateral account to secure LOC Obligations and then to pay any other amounts outstanding under the Credit Documents. The Lenders' consent to the PMG Transaction upon the terms and conditions set forth herein shall not be deemed to imply their consent to any other sale, lease, transfer or other disposition of assets, property and/or operations that would violate the terms of Section
7.5 or Section 8.3 of the Credit Agreement. Upon receipt of the Net Sale Proceeds of the PMG Transaction in accordance with the terms and conditions set forth herein: (a) the Agent and the Lenders shall release the security interests granted by the Credit Parties in those assets, and only those assets, being transferred pursuant to the PMG Purchase Agreement and (b) the Borrower's obligation to make the Mandatory Prepayment described in Section 3.3(b)(iv) of the Credit Agreement shall be deemed satisfied.

     SUBPART 2.9.   PMG Transaction Tax Account. The Borrower and PMG shall
                    ---------------------------
deposit $3,000,000 of the gross sale proceeds of the PMG Transaction into an interest-bearing blocked account (the "PMG Transaction Tax Account") to be
                                       ---------------------------
maintained with the Agent and subject to a first priority security interest in favor of the Agent for the benefit of the Lenders until all Obligations and other amounts outstanding under the Credit Documents are satisfied and the Commitments are terminated. The Borrower and PMG shall execute such documentation as the Agent reasonably deems necessary to reflect such security interest. The Agent shall be obligated to release funds in the PMG Transaction Tax Account to pay state and federal taxes ("PMG Transaction Taxes") certified
                                             ---------------------
by the Borrower, by no later than June 30, 2002, to be due and payable directly as a result of the PMG Transaction. Any excess funds remaining in the PMG Transaction Tax Account after payment of PMG Transaction Taxes shall then constitute Net Sale Proceeds of the PMG Transaction and shall be promptly applied by the Agent to any outstanding Obligations and other amounts outstanding under the Credit Documents, with the balance remitted to Borrower; provided, however, that failure by the Borrow to certify PMG Transaction Taxes
--------
to the Agent by June 30, 2002 shall free the Agent to apply any and all funds in the PMG Transaction Tax Account to any outstanding Obligations and other amounts outstanding under the Credit Documents.

     SUBPART 2.10   Amendment Fees. In consideration of the willingness of the
                    --------------
Lenders to enter the Amendment, the Borrower shall pay to the Agent for the ratable benefit of the Lenders a fee (the "Amendment Fee"). The Amendment Fee
                                           -------------
shall be fully earned upon execution of this Amendment and shall be due and payable upon the earliest to occur of (a) the Agent's receipt, for distribution to the Lenders, of the Net Sale Proceeds of the PMG Transaction, (b) April 5, 2002 and (c) acceleration of the Loans after an Event of Default. The Amendment Fee shall be equal to 0.50 % of Aggregate Revolving Committed Amount on the date the Amendment Fee becomes due and payable; provided, however, that in the event
                                           --------
that the Amendment Fee becomes due and payable upon acceleration of the Loans after an Event of Default and termination of the Commitments, the Amendment Fee shall be equal to 0.50 % of Aggregate Revolving Committed Amount immediately prior to such acceleration and termination.

                                   PART III
                                    WAIVER

     SUBPART 3.1.   Waiver of Acknowledged Events of Default. The Lenders hereby
                    ----------------------------------------
waive the Acknowledged Events of Default. The foregoing waiver shall not modify or affect the Borrower's obligation to comply with each and every term and condition of the Credit Documents, as amended hereby, from and after the date hereof.

                                    PART IV
                          CONDITIONS TO EFFECTIVENESS

           As conditions precedent to the effectiveness of this Amendment, on or before the date hereof:

     SUBPART 4.1.   Execution of Counterparts of Amendment. The Agent shall have
                    --------------------------------------
received executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Agent and the Lenders.

     SUBPART 4.2.   Other Documents. The Agent shall have received such other
                    ---------------
documents in connection with this Amendment as the Agent may reasonably request.

     SUBPART 4.3.   Legal Opinion. The Agent shall have received opinions of
                    -------------
counsel for the Credit Parties relating to the Amendment and related Credit Documents, in form and substance satisfactory to the Agent.

     SUBPART 4.4.   Fees and Expenses. The Borrower shall have reimbursed the
                    -----------------
Agent and the Lenders for all reasonable costs and expenses, including reasonable attorneys' fees, incurred by them in connection with or related to the negotiation, drafting or execution of (a) this Amendment, (b) any and all other and previous forbearance or amendment documentation and (c) documents related to the Borrower's and Phoenix Marketing Group (Holdings), Inc.'s attempts to sell Phoenix Marketing Group (Holdings), Inc.'s AM Medica division.

                                    PART V
                                 MISCELLANEOUS

     SUBPART 5.1.   Instrument Pursuant to Credit Agreement; Conflict. This
                    -------------------------------------------------
Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. If there is any inconsistency or conflict between this Amendment and the Credit Agreement, the provisions of this Amendment shall govern and control.

     SUBPART 5.2.   Representations and Warranties. Each Credit Party hereby
                    ------------------------------
represents and warrants that: (a) each Credit Party that is party to this Amendment (i) has the requisite corporate power and authority to execute, deliver and perform this Amendment, (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (b) the Credit Parties have no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of their obligations thereunder, (c) the representations and warranties contained in Section 6 of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date), (d) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby, (e) the audited financial statements of Borrower for fiscal year ended 2001 will not reflect any material negative variance from Borrower's internally prepared financial statements for fiscal year ended 2001, (f) except as specifically set forth in Schedule 8.1 of the Credit Agreement, as amended, no earn-out payments are due any entity by any Credit Party and (g) this Amendment constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SUBPART 5.3.   Liens. The Borrower and the Guarantors, as applicable,
                    -----
affirm the liens and security interests created and granted in the Credit Documents and agree that this Amendment shall in no manner adversely affect or impair such liens and security interests, except as expressly indicated herein.

     SUBPART 5.4.   Acknowledgment of Guarantors. The Guarantors acknowledge and
                    ----------------------------
consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

     SUBPART 5.5.   No Other Changes. Except as expressly modified in this
                    ----------------
Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

     SUBPART 5.6.   Counterparts. This Amendment may be executed by the parties
                    ------------
hereto in several counterparts (including facsimile counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to the Agent.

     SUBPART 5.7.   Entirety. This Amendment, the Credit Agreement and the other
                    --------
Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. The Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

     SUBPART 5.8.   Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS
                    -------------
OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         SUBPART 5.9.    Successors and Assigns. This Amendment shall be binding
                         ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 5.10.   Release. In consideration of the Lenders' willingness
                         -------
to enter into this Amendment, each of the Credit Parties hereby releases the Agent, the Lenders, and the Agent's and the Lenders' respective officers, employees, affiliates, representatives, agents, counsel, trustees and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

         SUBPART 5.11.   Further Assurances. The Credit Parties expressly agree
                         ------------------
to execute any documents that may reasonably be necessary to effectuate the terms and conditions as contemplated herein.

              [Remainder of this page left blank intentionally.]

         IN WITNESS WHEREOF the Borrower, the Guarantors and the Lenders have caused this Amendment to be duly executed as of the date first above written.


BORROWER:                           ACCESS WORLDWIDE COMMUNICATIONS, INC.
--------


                                    By:_________________________
                                    Name:
                                    Title:

GUARANTORS:                         ASH CREEK, INC.
----------


                                    By: ________________________
                                    Name:
                                    Title:

                                    TLM HOLDINGS, CORP.


                                    By: ________________________
                                    Name:
                                    Title:

                                    STURGES POND, INC.


                                    By: ________________________
                                    Name:
                                    Title:

                                    PHOENIX MARKETING GROUP (HOLDINGS), INC.


                                    By: ________________________
                                    Name:
                                    Title:


                            [Signatures continue.]

                                    TELEMANAGEMENT SERVICES, INC.


                                    By: ____________________________
                                    Name:
                                    Title:

                                    HISPANIC MARKET CONNECTIONS, INC.


                                    By: ____________________________
                                    Name:
                                    Title:

                                    AWWC TEXAS I, L.P.


                                    By: ____________________________
                                    Name:
                                    Title:

                            [Signatures continue.]

LENDERS:                            BANK OF AMERICA, N.A., successor to
-------                             NationsBank, N.A., individually in its
                                    capacity as a Lender and in its capacity as Agent

                                    By:__________________________
                                    Name:
                                    Title:


                                    ARK CLO 2000-1, LIMITED

                                    By:     Patriarch Partners, LLC
                                            its Collateral Manager

                                            By: ____________________________
                                            Name: __________________________
                                            Title: _________________________


                                    FLEET NATIONAL BANK


                                    By: _________________________
                                    Name:
                                    Title:


                                    CITIBANK, N.A.


                                    By: _________________________
                                    Name:
                                    Title: